Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2012 Fourth Quarter and Year End Results

Newton, MA (February 20, 2013): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and year ended December 31, 2012.

Results for the Quarter Ended December 31, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2012 were $28.1 million, or $0.53 per share, compared to Normalized FFO for the quarter ended December 31, 2011 of $26.1 million, or $0.56 per share.

Net income was $13.2 million, or $0.25 per share, for the quarter ended December 31, 2012, compared to $13.2 million, or $0.28 per share, for the quarter ended December 31, 2011.

GOV’s weighted average number of common shares outstanding was 53.2 million and 47.1 million for the quarters ended December 31, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2012 and 2011 appears later in this press release.

Results for the Year Ended December 31, 2012:

Normalized FFO for the year ended December 31, 2012 were $103.2 million, or $2.12 per share, compared to Normalized FFO for the year ended December 31, 2011 of $89.6 million, or $2.07 per share.

Net income was $50.0 million, or $1.03 per share, for the year ended December 31, 2012, compared to $46.0 million, or $1.06 per share, for the year ended December 31, 2011.

GOV’s weighted average number of common shares outstanding was 48.6 million and 43.4 million for the years ended December 31, 2012 and 2011, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2012 and 2011 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Occupancy and Leasing Results:

As of December 31, 2012, 92.5% of GOV’s total rentable square feet was leased, compared to 95.0% leased as of December 31, 2011 and 92.4% leased as of September 30, 2012.

GOV entered lease renewals for 631,949 rentable square feet and new leases for 5,401 rentable square feet during the quarter ended December 31, 2012 which had weighted average rental rates that were 16.8% above prior rents for the same space.  The weighted average lease term for leases entered during the fourth quarter of 2012 was 4.6 years.  Commitments for tenant improvement, leasing commission costs and concessions for leases entered during the quarter ended December 31, 2012 totaled approximately $3.3 million, or approximately $1.15 per square foot per year of the weighted average lease term.

Recent Acquisition Activities:

Since October 1, 2012, GOV has acquired two properties for an aggregate purchase price of $33.0 million, excluding acquisition costs, as follows:

•                  In November 2012, GOV acquired a previously disclosed office property located in Windsor Mill, MD with 80,398 rentable square feet.  This property is 100% leased to two tenants, of which 97% is leased to the U.S. Government and occupied by the Centers for Medicare and Medicaid.  The purchase price was $14.5 million, excluding acquisition costs.

•                  In December 2012, GOV acquired an office property located in Florence, KY with 167,939 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Internal Revenue Service.  The purchase price was $18.5 million, excluding acquisition costs.

Capital Recycling Activities:

Since October 1, 2012, GOV has entered agreements to sell two properties for an aggregate sales price of $18.5 million, excluding closing costs, as follows:

•                  In January 2013, GOV entered an agreement to sell an office property located in Oklahoma City, OK with 185,881 rentable square feet and a net book value of $8.0 million at December 31, 2012.  The contract purchase price is $16.3 million, excluding closing costs.

•                  In February 2013, GOV entered an agreement to sell an office property located in Tucson, AZ with 31,051 rentable square feet and a net book value of $2.1 million (which includes the $0.5 million loss on asset impairment recognized in the fourth quarter of 2012) at December 31, 2012.  The contract purchase price is $2.2 million, excluding closing costs.

These pending sales are subject to the buyer’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will sell these properties.

Recent Financing Activities:

In October 2012, GOV issued 7,500,000 common shares in a public offering at a price of $23.25 per share and raised net proceeds of approximately $166.7 million. The net proceeds from this offering were used to repay amounts outstanding under GOV’s revolving credit facility.

Conference Call:

On Wednesday, February 20, 2013, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the 2012 fourth quarter and year end results.

The conference call telephone number is (800) 553-0288. Participants calling from outside the United States and Canada should dial (612) 332-0530.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on February 27, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 279892.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The recording and retransmission in any way of GOV’s fourth quarter conference call is strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2012 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  As of December 31, 2012, GOV owned 84 properties with approximately 10.2 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO and Normalized FFO.

GOVERNMENT PROPERTIES INCOME TRUST

CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Rental income	$56,265	$51,726	$211,076	$178,950

Expenses
Real estate taxes	6,203	5,398	23,413	19,345
Utility expenses	3,965	3,894	16,810	15,316
Other operating expenses	10,815	9,710	38,558	31,784
Depreciation and amortization	13,885	12,227	51,166	40,089
Loss on asset impairment	494	—	494	—
Acquisition related costs	557	658	1,614	3,504
General and administrative	2,960	3,243	12,355	10,898
Total expenses	38,879	35,130	144,410	120,936
Operating income	17,386	16,596	66,666	58,014

Interest and other income	8	15	29	104
Interest expense (including net amortization of debt premiums and deferred financing fees of $334, $258, $1,332 and $1,045, respectively)	(4,243)	(3,282)	(16,892)	(12,057)
Equity in earnings of an investee	80	28	316	139

Income before income tax expense	13,231	13,357	50,119	46,200

Income tax expense	(40)	(109)	(159)	(203)
Net income	$13,191	$13,248	$49,960	$45,997

Calculation of Funds from Operations (FFO) and Normalized FFO(1)
Net income	$13,191	$13,248	$49,960	$45,997
Plus: depreciation and amortization	13,885	12,227	51,166	40,089
Plus: loss on asset impairment	494	—	494	—

FFO	27,570	25,475	101,620	86,086
Plus: acquisition related costs	557	658	1,614	3,504

Normalized FFO	$28,127	$26,133	$103,234	$89,590

Weighted average common shares outstanding	53,176	47,052	48,617	43,368

Per common share
Net income	$0.25	$0.28	$1.03	$1.06
FFO	$0.52	$0.54	$2.09	$1.99
Normalized FFO	$0.53	$0.56	$2.12	$2.07

(1)         We calculate funds from operations, or FFO, and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and loss on asset impairment, as well as other adjustments currently not applicable to us. Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and term loan agreements, the availability of debt and equity capital to us, our expectation of our future capital requirements and operating performance, and our expected needs and availability of cash to pay our obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

GOVERNMENT PROPERTIES INCOME TRUST

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	December 31,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$244,655	$224,674
Buildings and improvements	1,288,813	1,129,994
	1,533,468	1,354,668
Accumulated depreciation	(175,482)	(156,618)
	1,357,986	1,198,050

Acquired real estate leases, net	144,484	117,596
Cash and cash equivalents	5,255	3,272
Restricted cash	1,553	1,736
Rents receivable, net	29,099	29,000
Deferred leasing costs, net	7,661	3,074
Deferred financing costs, net	5,718	5,550
Other assets, net	10,378	10,297
Total assets	$1,562,134	$1,368,575

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$49,500	$345,500
Unsecured term loan	350,000	—
Mortgage notes payable	93,127	95,383
Accounts payable and accrued expenses	19,208	20,691
Due to related persons	3,719	4,071
Assumed real estate lease obligations, net	19,129	11,262
Total liabilities	534,683	476,907

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 70,000,000 shares authorized, 54,643,888 and 47,051,650 shares issued and outstanding, respectively	547	471
Additional paid in capital	1,103,982	935,438
Cumulative net income	137,293	87,333
Cumulative other comprehensive income	99	77
Cumulative common distributions	(214,470)	(131,651)
Total shareholders’ equity	1,027,451	891,668
Total liabilities and shareholders’ equity	$1,562,134	$1,368,575

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AGREEMENTS TO SELL TWO PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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